Exhibit 23.4

CONSENT OF PRISMARK PARTNERS, LLC

XG Sciences, Inc.
3101 Grand Oak Dr.
Lansing, MI 48911

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the filing with the Securities Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) for XG Sciences, Inc. (the “Company”), Prismark Partners, LLC hereby consents to the Company’s incorporation of our report and data relating to carbon-based heat spreaders and the references to us in the Registration Statement.

PRISMARK PARTNERS, LLC

By:	/s/ PRISMARK PARTNERS, LLC
Name:
Title: Manager

Date: 01/13/2016